SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 19, 2005

                                  AVITAR, INC.
               (Exact Name of Registrant as Specified in Charter)


                   Delaware                   1-15695          06-1174053
       (State or other jurisdiction        (Commission        (IRS Employer
          of incorporation)                 File Number)     Identification No.)

             65 Dan Road, Canton, Massachusetts              02021
       (Address of principal executive offices)            (Zip code)

       Registrant's telephone number, including area code:       (781) 821-2440

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

            On April 19, 2005, Avitar, Inc. ("Avitar" or the "Company"), entered into a Securities Purchase Agreement with Cornell Capital Partners, LP. See the information reported in Items 3.02 and 1.02 below.

Item 1.02 Termination of a Material Definitive Agreement.

            On April 19, 2005, prior to entering into the Securities Purchase Agreement referred to in Item 1.01 above, the parties entered into a Termination Agreement terminating the Standby Equity Distribution Agreement ("SEDA") made as of February 1, 2005. If Cornell Capital Partners, L.P. does not enter into a SEDA on identical terms within 90 days after all amounts payable under the Securities Purchase Agreement are satisfied, Cornell Capital Partners, L.P. has agreed to return to Avitar all fees received pursuant to the February 2005 SEDA. A copy of the Termination Agreement is attached to this Report as an Exhibit.

Item 3.02 Unregistered Sales of Equity Securities.
The Company entered into a $750,000 private placement of convertible preferred stock and warrants based upon the Securities Purchase Agreement referred to in
Item 1.01 above.

The securities issued in the private placement are $750,000 of the Company's Series E Convertible Preferred Stock and Warrants to purchase 75,000 shares of the Company's Common Stock in exchange for gross proceeds of $750,000, of which $375,000 was paid in the first closing and a second tranche of $375,000 is to be paid at the second closing within 30 days or less. The $750,000 of Preferred Stock are convertible into Common Stock at the lesser of $0.08 per share or 80% of the average of the three (3) lowest closing bid prices for the ten (10) trading days immediately prior to the notice of conversion, subject to adjustments and limitations, and the Warrants are exercisable at $0.084 per share.

Under the Securities Purchase Agreement, the Buyer (Cornell Capital Partners, L.P.) is entitled to a 10% discount on the purchase price, that is $75,000, $37,500 of which was deducted at the first closing and the same amount will be deducted from the gross proceeds at the second closing. In addition, a structuring fee of $15,000 has been paid to an affiliate of the Buyer in accordance with the Securities Purchase Agreement.

The transactions described in this Item 3.02 are exempt from registration requirements pursuant to Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Copies of the Agreements related to this private placement are attached to this Report as Exhibits. The Agreements include the Investor Registration Rights Agreement that requires the Company to register the Common Stock underlying the Preferred Stock and Warrants by filing a Registration Statement with the SEC within 30 days after the first closing of the private placement. The Company issued a Press Release in reliance on Rule 135c on April 22, 2005 announcing that it entered into a $750,000 private placement of convertible preferred stock and warrants based upon the Securities Purchase Agreement.


Item 9.01. Financial Statements and Exhibits.

         (a) Not applicable

         (b) Not applicable

         (c)Exhibits

Exhibit              Description                                                Location
Exhibit 4.1  Securities Purchase Agreement dated as of April 14, 2005
              between the Company and Cornell Capital Partners, LP              Provided   herewith

Exhibit 4.2  Registration Rights Agreement dated as of April 14, 2005
             between  the Company and Cornell  Capital Partners, LP             Provided herewith

Exhibit 4.3  Termination Agreement dated as of March 31, 2005 between the
             Company and Cornell Capital Partners, LP                           Provided herewith

Exhibit 4.4  Certificate of Designations of the Series E Convertible
             Preferred Stock                                                    Provided herewith

Exhibit 4.5  Warrant                                                            Provided herewith

Exhibit 99.1 Press Release issued on April 22, 2005.                            Provided herewith

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SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             AVITAR, INC.
Date:    April 25, 2005

                                             By:    /s/ Peter P. Phildius
                                             Name:  Peter P. Phildius
                                             Title: Chairman of the Board
                                                    and Chief Executive Officer